UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event

reported): April 4, 2007

Emerson Electric Co.

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(Exact Name of Registrant as Specified in its Charter)

Missouri --------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63136 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)          The information provided in Item 5.02(e) of this Current Report on Form 8-K is hereby incorporated into this Item 5.02(b) by reference.

(e)          On April 4, 2007, Emerson Electric Co. (the “Company”) and W. Wayne Withers entered into a letter agreement and related consulting contract (summarized below and attached hereto as exhibits) in connection with Mr. Withers’ previously announced voluntary retirement as Secretary and General Counsel effective March 15, 2007, and his normal retirement as Executive Vice President and an employee effective November 30, 2007. Until his normal retirement, Mr. Withers will serve as Executive Vice President and Special Legal Advisor to the Company’s Chairman, Chief Executive Officer and President. Mr. Withers will be 67 years of age upon his normal retirement after 18 years of service to the Company.

Under the letter agreement, Mr. Withers agrees: (i) to continue in his role as Executive Vice President and Special Legal Advisor through November 30, 2007 and, in connection therewith, to assist with the transition of Frank L. Steeves as new General Counsel and Secretary of the Company; (ii) to provide consulting services to the Company for a period of two (2) years following his retirement; (iii) not to compete with the Company or solicit to hire the employees of the Company during the term of the consulting contract and for a period of two (2) years after the expiration of the consulting contract; (iv) not to use or disclose any secret or confidential information of the Company; (v) to release the Company from all claims; and (vi) to reaffirm his obligations under all existing non-competition agreements he has with the Company.

Under the letter agreement, Mr. Withers will continue to receive his current annual base salary through November 30, 2007 and will be eligible to receive a cash bonus for the fiscal year ending September 30, 2007. As provided in the stockholder-approved 1997 Incentive Shares Plan, he will also be eligible to receive the normal scheduled payout of the performance shares previously granted to him under the Company’s 2004 Performance Share Program, subject to the Company achieving the financial objectives under the Program and other applicable terms of the Program, 60% of which is payable in November 2007. As part of Mr. Withers’ retirement, the Compensation Committee of the Company’s Board of Directors has authorized, and the letter agreement provides, that: (i) as permitted under the 1997 Incentive Shares Plan, Mr. Withers will be eligible to receive a payout of the remaining 40% of the performance shares (maximum of 28,000) previously granted to him under the Company’s 2004 Performance Share Program, in November 2008; and (ii) as permitted under the stockholder-approved 1997 Incentive Shares Plan, an unvested restricted stock award of 50,000 shares with a three year term, which was previously granted to Mr. Withers, will vest as normally scheduled in October 2009.

As a result of his normal retirement from the Company effective November 30, 2007, commencing on December 1, 2007 Mr. Withers will be eligible to receive his monthly pension benefits earned as of that date under the Company’s all-employee retirement plan and the related supplemental executive retirement plan, payable monthly subject to the terms and conditions of the plans. In addition, in accordance with the provisions of the applicable stockholder-approved stock option plans relating to retiring participants, Mr. Withers will have up to five years from the date of his retirement (but no longer than the original term of the options) to exercise his outstanding stock options. Furthermore, upon his retirement, Mr. Withers will be eligible to receive distributions from his Company 401(k) plan and related non-qualified 401(k) plan.

Finally, Mr. Withers will be eligible to elect participation in the Company’s normal post-retirement benefits and may elect to continue coverage, at his own expense, under the former split dollar policy now owned by him. If Mr. Withers violates any of his obligations to the Company under the letter agreement, the consulting contract or otherwise, he will forfeit any outstanding portions of the performance share award payable under the 2004 Performance Share Program, the restricted stock and the benefits under the supplemental retirement plan described above, and the Company will have the right to recover from him any gain he has realized on the exercise of the stock options described above.

During the two-year consulting contract term, Mr. Withers agrees to be available to provide consulting and legal advisory services on a full-time basis for the first six months following his retirement and on a part-time basis for the remaining 18 months. Mr. Withers will receive consulting fees of $43,333 per month for the first six months of the consulting contract term, payable monthly, and $21,666 per month for the remaining 18 months of the term, payable monthly. The Company will also reimburse Mr. Withers for necessary and ordinary business expenses incurred in connection with the consulting services and, during the term of the consulting contract, the Company will continue to pay for a leased automobile, financial planning, a club membership and a dinner club membership, the value of which the Company estimates will be less than $50,000 per year.

Copies of the letter agreement and the consulting contract are attached as Exhibits 10.1 and 10.2 and are incorporated herein by reference. The foregoing summaries are qualified in their entirety by reference to the actual agreements.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.
Exhibit Number	Description of Exhibits

10.1	Letter Agreement effective as of April 4, 2007 by and between Emerson Electric Co. and W. Wayne Withers.
10.2	Consulting Contract made and entered into as of April 4, 2007 by and between Emerson Electric Co. and W. Wayne Withers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: April 10, 2007	By:	/s/ Timothy G. Westman
Timothy G. Westman Vice President, Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

10.1	Letter Agreement effective as of April 4, 2007 by and between Emerson Electric Co. and W. Wayne Withers.
10.2	Consulting Contract made and entered into as of April 4, 2007 by and between Emerson Electric Co. and W. Wayne Withers.

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